Exhibit 1.1

Execution Copy

KENEXA CORPORATION

Debt Securities

Preferred—Common—Stock

UNDERWRITING AGREEMENT

1.     Introductory.  Kenexa Corporation, a Pennsylvania corporation (“Company”), proposes to issue and sell from time to time certain of its unsecured debt securities, depository shares, preferred stock, warrants, units and common stock, par value $0.01 per share (“Common Stock”) registered under the registration statement referred to in Section 2(i) (“Registered Securities”). The Registered Securities constituting debt securities will be issued under an indenture that may be entered into by the Company (the “Indenture”), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. The Registered Securities constituting preferred stock may be issued in one or more series, which series may vary as to dividend rates, redemption provisions, selling prices and other terms. Particular series or offerings of Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale set forth in the Terms Agreement.

The Registered Securities involved in any such offering are hereinafter referred to as the “Offered Securities”.  The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the “Underwriters” of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in this Agreement (other than in Sections 2(ii), 6(c)and 7 and the second sentence of Section 3), shall mean the Underwriters.

2.     Representations and Warranties of the Company.  (a) The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

(i)    Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-3 (No. 333-137662), including a related prospectus or prospectuses, covering the registration of the Registered Securities under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means the time and date so stated in the Terms Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in a schedule to the Terms Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the Nasdaq Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Terms Agreement” means the Terms Agreement referred to in Section 3 relating to the Offered Securities.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)   Compliance with Securities Act Requirements.  (1)(A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (2)(A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in the Terms Agreement.

(iii)  Shelf Registration Statement.  The date of the Terms Agreement is not more than three years subsequent to the more recent of the initial effective time of the Registration Statement or December 1, 2005.  If, immediately prior to the third anniversary of the more recent of the initial effective time of the Registration Statement or December 1, 2005, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Lead Underwriter (as defined in Section 3), will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statement shall include such new shelf registration statement.

(iv)  Ineligible Issuer Status.  (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (B) at the date of the Terms Agreement,the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in the definition of “ineligible issuer” in Rule 405.

(v)   General Disclosure Package.  As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus identified in a schedule to the Terms Agreement, and any other documents listed or disclosures stated in a schedule to the Terms Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(vi)   Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Lead Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Lead Underwriter  and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(vii)   Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the Commonwealth of Pennsylvania, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify, be in good standing, or have such power or authority would not have, individually or in the aggregate result in a material adverse effect on the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(viii)   Subsidiaries.  Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify, be in good standing, or have such power or authority would not have, individually or in the aggregate, a Material Adverse Effect.  The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other legal entities: Kenexa Technology, Inc. (100%), Kenexa Limited (100%), Kenexa Technologies Private Limited (100%), Devon Royce, Inc. (100%), Kenexa Care, Inc. (100%), Nextworx, Inc. (100%), Kenexa Technology Canada Inc. (100%), Kenexa Recruiter, Inc. (100%), Xplore Tower Sdn. Bhd (100%), Kenexa Government Solutions, Inc. (100%), Psychometric Services Limited (100%), Kenexa BrassRing, Inc. (100%), BrassRing Holdings BV (100%), BrassRing Asia Pacific Limited (100%), BrassRing Limited (100%), BrassRing GmbHMesseveranstalter und Medienagentur (100%), BrassRing BV (100%) and BrassRing Canada, Inc. (100%); all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary except to the extent set forth in the General Disclosure Package, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(ix)   [Intentionally omitted]

(x)   [Intentionally omitted]

(xi)   Offered Securities—Common Stock.  If the Offered Securities are Common Stock:  the Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to its Common Stock; none of the outstanding shares of capital stock of the Company are or will have been issued in violation of any preemptive or similar rights of any security holder; and the authorized equity capitalization of the Company is as set forth in the General Disclosure Package.

(xii)   Conversion.  [Intentionally omitted]

(xiii)   No Finder’s Fee.  If the Offered Securities are Common Stock or are convertible into Common Stock:  except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering.

(xiv)   Registration Rights.  If the Offered Securities are Common Stock or are convertible into Common Stock:  except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act except for persons or entities who have expressly waived such right or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right (collectively, “Registration Rights”).

(xv)   Listing.  If the Offered Securities constitute Common Stock or are convertible into Common Stock, the outstanding shares of Common Stock are listed on the Nasdaq Global Market under the symbol “KNXA” and the Offered Securities (if they are Common Stock) or the Common Stock into which the Offered Securities are convertible (if they are convertible) have been approved for listing on the Nasdaq Global Market, subject to notice of issuance. If the Offered Securities are debt securities or preferred stock, they have been approved for listing on the stock exchange indicated in the Terms Agreement, subject to notice of issuance.

(xvi)   Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) or the Indenture (if the Offered Securities are debt securities) in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained or made and such as may be required under state securities laws.

(xvii)   Title to Property.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases; in each case that are material to the business of the Company and its subsidiaries take as a whole and in each case free from liens, encumbrances and defects that would reasonably be expected to result in a Material Adverse Effect.

(xviii)   Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Indenture (if the Offered Securities are debt securities), the Terms

Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and, if the Offered Securities are debt securities or preferred stock, compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the charter or by-laws of the Company or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement); a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xix)   Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xx)   Authorization of Terms Agreement.  The Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities or preferred stock, any Delayed Delivery Contracts, have been duly authorized, executed and delivered by the Company.

(xxi)   Possession of Licenses and Permits.  The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except where failure to possess, individually or in the aggregate, would not have a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxii)   Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, after reasonable investigation and due and diligent inquiry, including inquiry of the employees and consultants of the subsidiaries who would reasonably be expected to have knowledge of the matter(s) in question (“Knowledge”), is imminent that could reasonably be expected to have a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(xxiii)   Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus so indicated in the Terms Agreement, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxiv)   Statistical and Market-Related Data.  Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(xxv)   Internal Controls.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) in accordance with Exchange Rules.  The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxvi)   Absence of Accounting Issues.  A member of the Audit Committee has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company that, except as set forth in the General Disclosure Package, the Audit Committee is not reviewing or investigating, and the Company’s independent auditors have not recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxvii)   Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contracts, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s Knowledge, contemplated.

(xxviii)   Financial Statements.  The financial statements included in the Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and changes in financial position for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; provided, however, that those financial statements that are unaudited are subject to year-end adjustments and do not contain all footnotes required under GAAP; any financial statement schedules included in the Registration Statement present fairly the information required to be stated therein; and, if the Registration Statement includes or incorporates pro forma financial information:  the assumptions used in preparing the pro forma financial information included in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.  The Company is not aware of any facts or circumstances that should have resulted in or would be reasonably likely to require a restatement or any other change to the financial statements included in the Registration Statement and the General Disclosure Package, including the financial statements for Webhire, Inc. and BrassRing, LLC.

(xxix)   No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxx)   Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxxi)   Ratings.  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 6(c)(ii) hereof.

(xxxii)   PFIC Status.  The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the ”Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

(xxxiii)   Intellectual Property.  The Company and its subsidiaries own, or possess the right to use all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) described in the Registration Statement and the General Disclosure Package as being owned or licensed by them for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing.  Except as described in the General Disclosure Package, (i) the Company’s business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any Intellectual Property Rights or franchise right of any person and (ii) no claim has been made against the Company alleging the infringement by the Company or any of its licensees or other third parties of any Intellectual Property Rights or franchise right of any person, except for such as would not have a Material Adverse Effect.  Each employee of and consultant to the Company and its subsidiaries has entered into a confidentiality and invention assignment agreement in favor of the Company or its applicable subsidiary as a condition of the employment or retention of services of such employee or consultant, except where failure to enter into such an agreement would not have a Material Adverse Effect. Except for matters relating to third parties expressly identified and named in the General Disclosure Package: (A) there are no rights of third parties to any Intellectual Property Rights owned by or licensed to the Company or any of its subsidiaries that conflict with the rights of the Company or its subsidiaries related to such Intellectual Property Rights, except for any such rights that, singularly or in the aggregate, would not have a Material Adverse Effect; (B) there is no infringement by third parties of any Intellectual Property Rights owned by or licensed to the Company or its subsidiaries that would have a Material Adverse Effect; (C) other than in connection with assertions or inquiries made by patent office examiners in the ordinary course of the prosecution of the patent applications of the Company or its subsidiaries, there is no pending or threatened action, suit, proceeding or other claim by others challenging the rights of the Company or any of its subsidiaries in or to, or alleging the violation of any of the terms of, or challenging the validity, enforceability or scope of, any Intellectual Property Rights owned by or licensed to the Company or its subsidiaries, except for any such claim that would not have a Material Adverse Effect, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (D) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or other claim by others that the Company or any of its subsidiaries, or any of their respective licensees, infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the Prospectus, any patent, trademark, copyright, trade secret or other proprietary rights of others, and there are no facts that would form a reasonable basis for any such claim by others that the Company or any of its subsidiaries, or any of their respective licensees, infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the Prospectus, any Intellectual Property Rights of others, except, in each case in this clause (D), for any such claims that would not have a Material Adverse Effect; (E) there is no patent or, to the Company’s Knowledge, patent application that contains claims that conflict with any Intellectual Property Rights described in the Prospectus as being owned by or licensed to the Company or any of its subsidiaries or that is necessary for the conduct of their respective businesses as currently or contemplated to be conducted, except for such as would not have a Material Adverse Effect, and (F) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company, any of its subsidiaries in violation of the rights of any persons, except for such as would not have a Material Adverse Effect.

(xxxiv)   Environmental Laws.  Neither the Company nor any of its subsidiaries, as a result of any event caused by or due to the Company of any of its subsidiaries (or, to the best of the Company’s Knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may be liable), is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, any of which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and to the Knowledge of the Company, there is no pending investigation which might lead to such a claim.

(xxxv)   Independent Registered Public Accountant.  BDO Seidman, LLP, which has expressed its opinion on the audited financial statements and related schedules included in the General Disclosure Package, is an independent registered public accountant as required by the Securities Act and the Rules and Regulations, including Rule 2-01 of Regulation S-X of the Rules and Regulations.

(xxxvi)   Absence of Manipulation.  Neither the Company nor any of its officers or directors has taken or will take, and the Company has used reasonable efforts to cause each of its affiliates not to have taken or take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(xxxvii)   ERISA.  To the Knowledge of the Company, no “prohibited transaction” as defined under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any “employee benefit plan” as defined in Section 3(3) of ERISA which the Company or any member of the Company’s controlled group as defined in Code Section 414(b), (c), (m), or (o) (an “ERISA Affiliate”) sponsors or to which the Company or any ERISA Affiliate could have an obligation to contribute (each an “Employee Benefit Plan”).  At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, or contributed to any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA.  No Employee Benefit Plan provides or promises retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law.  Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code.  Each Employee Benefit Plan intended to be qualified under Code Section 401(a) has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the Company’s Knowledge, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification.  The Company does not have any obligations under any collective bargaining agreement with any union and, to the Company’s Knowledge, no organization efforts are underway with respect to Company employees.

(xxxviii)   Taxes.  The Company and its subsidiaries each (i) has filed all necessary federal, state and foreign income and franchise tax returns, (ii) have paid all federal state, local and foreign taxes due and payable for which it is liable, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the Company’s Knowledge, proposed against it, other than those filings, payments or deficiencies that could not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

(xxxix)   Compliance.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, singularly or in the aggregate, have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(xl)   No Sanctions.  Neither the Company nor any of its subsidiaries nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department; and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by such office.

(xli)   Insurance.  The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(xlii)   Minute Books.  The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company and each of its subsidiaries since December 15, 1999 through the date of the latest meeting and action, and (ii) accurately reflect, in all material respects, all transactions referred to in such minutes.

(xliii)   Contracts.  There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the General Disclosure Package are accurate and complete descriptions of such documents in all material respects.  Other than as described in the General Disclosure Package, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice, and the Company does not have Knowledge, of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(xliv)   Relationships.  No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the General Disclosure Package and which is not so described.

(xlv)   Margin Securities.  Neither the Company nor any of its subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Offered Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(xlvi)   Brokerage Commission.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(xlvii)   Forward-looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlviii)   Sarbanes-Oxley.  The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of Sarbanes-Oxley that are then in effect and, with respect to other applicable provisions of Sarbanes-Oxley not currently in effect, the Company is taking such steps to ensure that it will be in compliance with such requirements upon and at all times after the effectiveness thereof.

(xlix)   Nasdaq.  The Company has taken all necessary actions to ensure that, upon and at all times after the Nasdaq Stock Market (“Nasdaq”) shall have approved the Offered Securities for inclusion, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and, with respect to other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect, the Company is taking such steps to ensure that it will be in compliance with such requirements upon and all times after the effectiveness thereof.

(l)   Contributions.  Neither the Company nor any of its subsidiaries nor, to the best of the Company’s Knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the General Disclosure Package.

(li)   Relationships.  There are no transactions, arrangements or other relationships between or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the General Disclosure Package that have not been described as required.

(lii)   Loans.  There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company, except as disclosed in the General Disclosure Package.

(liii)   NASD Affiliation.  Neither the Company nor any of its affiliates (within the meaning of the National Association of Securities Dealers (“NASD”) Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of the NASD) of, any member firm of the NASD.

3.     Purchase, Sale and Delivery of Offered Securities.  The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications (“Terms Agreement”) at the time the Company determine to sell the Offered Securities.  The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount or number of shares to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and (if the Offered Securities are debt securities or preferred stock) the terms of the Offered Securities not already specified (in the Indenture, in the case of Offered Securities that are debt securities), including, but not limited to, interest rate (if debt securities), dividend rate (if preferred stock), maturity (if debt securities), any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below).  The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the “Lead Underwriter”) and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities.  For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering other than Contract Securities for which payment of funds and delivery of securities shall be as hereinafter provided.  The obligations of the Underwriters to purchase the Offered Securities will be several and not joint.  It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Final Prospectus.

If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto (“Delayed Delivery Contracts”) with such changes therein as the Company may authorize or approve.  Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.  On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount or number of shares of Offered Securities to be sold pursuant to Delayed Delivery Contracts (“Contract Securities”).  The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.  If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount or number of shares of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount or number of shares of Offered Securities set forth opposite each Underwriter’s name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advise the Company.

The Company will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount or number of shares of Contract Securities.

The Offered Securities delivered to the Underwriters on the Closing Date will be in a form reasonably acceptable to the Lead Underwriter.

4.     Certain Agreements of the Company.  (a) The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

(i)   Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of the Terms Agreement.  The Company has complied and will comply with Rule 433.

(ii)   Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Lead Underwriter of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of (A)  the filing of any such amendment or supplement, (B) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (C) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)   Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Lead Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Lead Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Lead Underwriter’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(iv)   Rule 158.  As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of such Terms Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(v)   Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus relating to the Offered Securities, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vi)   Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale and (if the Offered Securities are debt securities or preferred stock) the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution; provided that the Company and its subsidiaries shall not be required to qualify as a foreign corporation in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(vii)   Reporting Requirements.  If the Offered Securities are Common Stock or are convertible into Common Stock, during the period in which the Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the Act or the Exchange Act or, if the Offered Securities are non-convertible debt or non-convertible preferred stock, for so long as the Offered Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Lead Underwriter may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(viii)   Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Registered Securities for sale (if the Offered Securities are debt securities or preferred stock), any determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter may designate and the preparation and printing of memoranda relating thereto (if they are debt securities or preferred stock), for any costs and expenses related to, the review by the NASD of the Registered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, American Stock Exchange, Nasdaq Global Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act and expenses incurred in distributing any Statutory Prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors; provided that, except as otherwise provided in this Section 5 and in Section 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Offered Securities which they may sell and the expenses of advertising any offering of the Offered Securities made by the Underwriters.

(ix)   Use of Proceeds.  The Company will use the net proceeds received in connection with any offering of Offered Securities in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(x)   Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(xi)   Restriction on Sale of Securities by the Company.

(1)   If the Offered Securities are debt securities or preferred stock, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (if the Offered Securities are debt securities) or any series of preferred stock issued or guaranteed by the Company (if the Offered Securities are preferred stock), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under “Blackout” in the Terms Agreement.

(2)   If the Offered Securities are Common Stock or are convertible into Common Stock, the Company will not, directly or indirectly, take any of the following actions with respect to its Common Stock or any securities convertible into or exchangeable or exercisable for its Common Stock (“Company Lock-Up Securities”) (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of, Company Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchaseCompany Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Company Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Company Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Company Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Lead Underwriter for the period specified under “Blackout” in the Terms Agreement, except issuances of Company Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of the Terms Agreement, grants of employee stock options pursuant to the terms of a plan in effect on the date of the Terms Agreement, issuances of Company Lock-Up Securities pursuant to the exercise of such options, and issuances of Company Lock-Up Securities pursuant to the Kenexa Corporation 2006 Employee Stock Purchase Plan.

5.   Free Writing Prospectuses.  (a) Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Lead Underwriter, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Lead Underwriter, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Lead Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b)   Term Sheets.  If so indicated in the Terms Agreement, the Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Lead Underwriter, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities.  Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of the Terms Agreement.  The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not

“issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clauses (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

6.   Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)   Accountants’ Comfort Letter.  On or prior to the date of the Terms Agreement, the Representatives shall have received letters, dated, respectively, the date of delivery thereof and the Closing Date, of BDO Seidman, LLP confirming that (i) it is a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and (ii) the conclusions and findings of such firm with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, including statements and information of the type ordinarily included in “comfort letters” delivered by accountants to underwriters in accordance with Statements of Auditing Standards No, 72 (or any successor thereto).

(b)   Filing of Prospectus.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a)(i) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c)   No Material Adverse Change.  Subsequent to the execution and delivery of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock, if any, of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock, if any, of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)   Opinion of Counsel for the Company.  The Representatives shall have received an opinion, dated the Closing Date, of Pepper Hamilton LLP, counsel for the Company, to the effect that:

(i)   Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package, except where the failure to have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect; and the Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions set forth beside the Company listed on a schedule to such opinion;

(ii)   Subsidiaries.  Each subsidiary of the Company set forth on Schedule D (such subsidiaries, collectively, the “U.S. Subsidiaries”) hereto has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in the jurisdictions set forth beside the U.S. Subsidiaries listed on a schedule to such opinion, except where the failure to have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect; all of the issued and outstanding capital stock of the U.S. Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of the U.S. Subsidiaries owned by the Company, directly or through wholly-owned subsidiaries, and except to the extent set forth in the General Disclosure Package and are owned free from liens, encumbrances and defects.

(iii)   Indenture; Offered Securities—Debt.  If the Offered Securities are debt securities:  the Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; the Offered Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Offered Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Offered Securities other than any Contract Securities conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Prospectus, and any Contract Securities, when so issued and delivered and sold, will conform to the information in the General Disclosure Package and to the description of such Contract Securities contained in the Prospectus;

(iv)   Offered Securities—Preferred Stock.  If the Offered Securities are preferred stock:  the Offered Securities have been duly authorized; the Offered Securities other than any Contract Securities have been validly issued and are fully paid and nonassessable; any Contract Securities, when issued, delivered and sold pursuant to Delayed Delivery Contracts, will be validly issued, fully paid and non-assessable; and the Offered Securities other than any Contract Securities conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus, and any Contract Securities, when so issued, delivered and sold, will conform to the information in the General Disclosure Package and to the description of such Contract Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Securities; none of the outstanding shares of capital stock of the Company are or will have been issued in violation of any preemptive or similar rights of any security holder, and the authorized equity capitalization of the Company is as set forth in the General Disclosure Package;

(v)   Offered Securities—Common Stock.  If the Offered Securities are Common Stock: the Offered Securities and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, conform to the information in the General Disclosure Package and to the description of such Common Stock contained in the Prospectus; and except as set forth in the General Disclosure Package, the shareholders of the Company have no preemptive rights with respect to the Offered Securities;

(vi)   Conversion.  If the Offered Securities are convertible: the Offered Securities other than any Contract Securities are, and any Contract Securities, when (if the Offered Securities are debt securities) executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts or (if the Offered Securities are preferred stock) when issued, delivered and sold pursuant to Delayed Delivery Contracts, will be convertible into Common Stock of the Company in accordance with (if they are debt securities) the Indenture or (if they are preferred stock) their terms; the shares of Common Stock initially issuable upon conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, conform to the information in the General Disclosure Package and to the description of such Common Stock contained in the Prospectus; except as set forth in the General Disclosure Package, the stockholders of the Company have no preemptive rights with respect to the Common Stock;

(vii)   Registration Rights.  If the Offered Securities are Common Stock or are convertible into Common Stock: there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, except to the extent set forth in the General Disclosure Package;

(viii)   Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act;

(ix)   Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the offering, issuance and sale by the Company of the Offered Securities and, if the Offered Securities are convertible, the Common Stock into which such Offered Securities are convertible, except such as have been obtained or made and such as may be required under the Act, the Exchange Act, the rules of the NASD, the Nasdaq Market or applicable blue sky laws of the states or foreign jurisdictions;

(x)   Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement) and (if the Offered Securities are debt securities or preferred stock) any Delayed Delivery Contracts and the offering, issuance and sale of the Offered Securities and (if the Offered Securities are convertible) the Common Stock into which the Offered Securities are convertible and (if the Offered Securities are debt securities or preferred stock, compliance with the terms and provisions thereof) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any federal, Pennsylvania or New York statute, rule, regulation or order known to such counsel to be customarily applicable to transactions of the type contemplated by this Agreement, or, to such counsel’s knowledge, based upon a search of the dockets of the courts listed on a schedule to such opinion (the “Docket Search”), any order, judgment or decree specifically naming the Company or any of the U.S. Subsidiaries of any governmental agency or body or any court having jurisdiction over the Company or any U.S. Subsidiary or any of their properties, or any agreement or instrument that is filed as an exhibit to the Registration Statement and to which the Company or any of its subsidiaries is a party or by which the Company or any U.S. Subsidiary is bound or to which any of the properties of the Company or any U.S. Subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary;

(xi)   Compliance with Registration Requirements; Effectiveness.  The Registration Statement has become effective under the Act, the Final Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the statements in the Registration Statement, the General Disclosure Package as of the Applicable Time and Final Prospectus of legal matters, agreements, documents or proceedings are accurate and fair summaries thereof and present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Final Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

(xii)   Authorization of Terms Agreement.  The Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities or preferred stock, any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and its subsidiaries that are a party hereto or thereto.

(xiii)   Absence of Existing Defaults and Conflicts.  To such counsel’s knowledge, neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any agreement or instrument that is filed as an exhibit to the Registration Statement and to which the Company or any U.S. Subsidiary is a party or by which the Company or any U.S. Subsidiary is bound or to which any of the properties of the Company or any U.S. Subsidiary is subject, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii), for those defaults, violations or failures which, either individually or in the aggregate, would not have a Material Adverse Effect; and

(xiv)   Disclosure.  The Registration Statement, as of the Effective Time relating to the Offered Securities, and the Final Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel have no reason to believe that any part of the Registration Statement, as of the Effective Time relating to the Offered Securities or as of the Closing Date, or any amendment thereto, as of its effective time or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as of the date of the Terms Agreement or as of the Closing Date, or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such counsel have no reason to believe that the General Disclosure Package, as of the Applicable Time or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)   [Intentionally omitted]

(f)   [Intentionally omitted]

(g)   Opinion of Counsel for the Underwriters.  The Representatives shall have received from Wilson Sonsini Goodrich & Rosati, a Professional Corporation, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Wilson Sonsini Goodrich & Rosati, a professional corporation may rely as to the incorporation of the Company and all other matters governed by Pennsylvania law upon the opinion of Pepper Hamilton LLP referred to above.

(h)   Officer’s Certificate.  The Representatives shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that:  the representations and warranties of the Company in the Terms Agreement (including the provisions of this Agreement) are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(i)   Lock-up Agreements.  On or prior to the date of the Terms Agreement, the Representatives shall have received lock-up letters, substantially in the form of Exhibit I hereto, of the officers, directors and shareholders of the Company listed in Schedule C.

7.     Indemnification and Contribution.

(a)   Indemnification of Underwriters by the Company.  The Company and Kenexa Technology, Inc., Kenexa Recruiter, Inc. and Kenexa BrassRing Inc. (the “Principal Subsidiaries”), jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Principal Subsidiaries will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company and the Principal Subsidiaries by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(b)   Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(c)   Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsections (a) and (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsections (a) and (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsections (a) and (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)   Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsections (a) and (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Principal Subsidiaries on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Principal Subsidiaries on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Principal Subsidiaries on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Principal Subsidiaries bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Principle Subsidiaries or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).

8.   Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company, except as provided in Section 9. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.  If the Offered Securities are debt securities or preferred stock, the respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters’ obligations to purchase the principal amounts (if debt securities) or numbers of shares (if preferred stock) of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

9.   Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 8 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased under the Terms

Agreement, the representations and warranties in Section 2 hereof and all obligations under Section 4 hereof shall also remain in effect.

10.   Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 650 East Swedesford Road, Wayne, PA 19087 Attention: Donald Volk, Chief Financial Officer (Fax: 610 971 2435),; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11.   Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective personal representatives, successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.   Representation of Underwriters.  Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

13.   Counterparts.  The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.   Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)   No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement incorporated by reference therein) or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b)   Arm’s-Length Negotiations.  The price of the Offered Securities set forth in the Terms Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Terms Agreement;

(c)   Absence of Obligation to Disclose.  The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)   Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

15.   Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the

Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

KENEXA CORPORATION
a Pennsylvania corporation

By	/s/ Donald F. Volk
Name: Donald F. Volk
Title: Chief Financial Officer

KENEXA TECHNOLOGY, INC.
a Pennsylvania corporation

By	/s/ Donald F. Volk
Name: Donald F. Volk
Title: Chief Financial Officer

KENEXA RECRUITER, INC.
a Delaware corporation

By	/s/ Donald F. Volk
Name: Donald F. Volk
Title: Chief Financial Officer

KENEXA BRASSRING INC.
a Delaware corporation

By	/s/ Donald F. Volk
Name: Donald F. Volk
Title: Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the Representative
of the several Underwriters

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Anthony Kontoleon
	Name:	Anthony Kontoleon
	Title:	Managing Director

[Signature Page to Underwriting  Agreement]

Annex I

KENEXA CORPORATION

(“Company”)

Common Stock

TERMS AGREEMENT

CREDIT SUISSE SECURITIES (USA) LLC
COWEN AND COMPANY, LLC
WILLIAM BLAIR & COMPANY, L.L.C.
CIBC WORLD MARKETS CORP.
JMP SECURITIES LLC
NEEDHAM & COMPANY, LLC
BOENNING & SCATTERGOOD, INC.

c/o   Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

As Representatives of the Several Underwriters

January 18, 2007

To:  The Representatives of the Underwriters identified herein

Dear Sirs:

Kenexa Corporation, a Pennsylvania corporation (“Company”) agrees with the several Underwriters named in Schedule B hereto (“Underwriters”) to issue and sell to the several Underwriters, and the several Underwriters agree to purchase, 3,750,000 shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”) (such 3,750,000 shares of Common Stock being hereinafter referred to as the “Firm Securities”), on and subject to the terms and conditions of that certain Underwriting Agreement, dated January 18, 2007 (the “Underwriting Agreement”), by and among the Company, Kenexa Technology, Inc., a Pennsylvania corporation, Kenexa Recruiter, Inc., a Delaware corporation, Kenexa BrassRing, Inc., a Delaware corporation and Credit Suisse Securities (USA) LLC (the “Underwriting Agreement”).  Each Underwriter agrees, severally and not jointly, to purchase that number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date hereof, the Underwriters may purchase up to an aggregate of not more than 562,500 additional shares of Common Stock from the Company (“Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.  The Company agrees to sell to the Underwriters the Optional Securities, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities.  Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the Number of Firm Securities set forth opposite such Underwriter’s name on Schedule B hereto (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon written notice by the Representatives to the Company.

The Offered Securities will be sold and purchased on the following terms:

Purchase Price:  $30.40 per share

Applicable Time: 5:00 pm (Eastern Time) on the date of this Terms Agreement.

Closing:  9:00 am on January 24, 2007, at the office of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 1301 Avenue of the Americas, 40th Floor, New York, New York 10019, in Federal (same day) funds.

Blackout:  The initial blackout period (the “Blackout Period”) will commence on the date of this Terms Agreement and will continue and include the date 90 days after the date of this Terms Agreement or such earlier date that Credit Suisse Securities (USA) LLC consents to in writing; provided, however, that if (1) during the last 17 days of the initial Blackout Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Blackout Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Blackout Period, then in each case the Blackout Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such extension.  The Company will provide Credit Suisse Securities (USA) LLC with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Blackout Period.

The provisions of the Underwriting Agreement are incorporated herein by reference.

The Firm Securities will be made available for checking at the office of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 1301 Avenue of the Americas, 40th Floor, New York, New York 10019 at least 24 hours prior to the Closing Date.

The statements in the General Disclosure Package and the Final Prospectus under the following headings are the ones to which Section 2(a)(xxiii)of the Underwriting Agreement applies:  “Description of Capital Stock,” “Description of Debt Securities,” “Description of Depositary Shares,” “Description of Warrants,” and “Description of Units.”

For purposes of Sections 2 and 7 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter:  the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” in the prospectus supplement and the information contained in the tenth paragraph (relating to passive market making, if applicable) under the caption “Underwriting” in the prospectus supplement.

2

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

KENEXA CORPORATION
a Pennsylvania corporation

By	/s/ Donald F. Volk
Name: Donald F. Volk
Title: Chief Financial Officer

KENEXA TECHNOLOGY, INC.
a Pennsylvania corporation

By	/s/ Donald F. Volk
Name: Donald F. Volk
Title: Chief Financial Officer

KENEXA RECRUITER, INC.
a Delaware corporation

By	/s/ Donald F. Volk
Name: Donald F. Volk
Title: Chief Financial Officer

KENEXA BRASSRING INC.
a Delaware corporation

By	/s/ Donald F. Volk
Name: Donald F. Volk
Title: Chief Financial Officer

3

The foregoing Terms Agreement is hereby confirmed
and accepted as of the date first above written.

Acting on behalf of itself and as the Representative
of the several Underwriters

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Anthony Kontoleon
Name: Anthony Kontoleon
Title: Managing Director

[Signature Page to Terms Agreement]

4

SCHEDULE A

[Intentionally Omitted]

5

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC	1,212,750
Cowen and Company, LLC	1,084,125
William Blair & Company, L.L.C.	330,750
CIBC World Markets Corp.	330,750
JMP Securities LLC	330,750
Needham & Company, LLC	330,750
Boenning & Scattergood, Inc.	55,125
Brean Murray, Carret & Co., LLC	48,750
Susquehanna Financial Group, LLLP.	26,250
Total	3,750,000

SCHEDULE C

(referred to in Section 2(v) of the Underwriting Agreement)

1.     Statutory Prospectus Included in the General Disclosure Package

1.               Base Prospectus, dated January 5, 2007, as supplemented by the Preliminary Prospectus  Supplement, dated January 10, 2007.

2.     General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.               Free Writing Prospectus filed with the SEC on January 10, 2007.

3.     Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.               The initial price to the public of the Offered Securities.